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                                                                     Exhibit 1.1

                  KONGZHONG TO PRESENT AT INVESTOR CONFERENCES

Beijing, China, February 28, 2006 -- KongZhong Corporation (NASDAQ: KONG), a leading wireless media and entertainment company in China, will present at several investor conferences in the coming weeks.

Nick Yang, President of KongZhong Corporation, will present on February 28, 2006 at Piper Jaffray China Internet and Technology Conference in Beijing. Mr. Yang will also present at Thomas Weisel Partners Internet and Telecom Conference on March 9 in San Francisco

Mr. Yang and JP Gan, Chief Financial Officer of KongZhong Corporation, will present at JP Morgan Global Internet Conference on March 13, 2006 in New York City.

Mr. Gan will also present on March 2, 2006 at Deutsche Bank Access China Conference in Beijing.

About KongZhong:
KongZhong Corporation is a leading wireless media and entertainment company in China. The Company delivers a broad range of digital media and entertainment products and services on the wireless network through multiple technology platforms.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements that are not historical fact relating to the future growth of the Company, of China's wireless game market, and of China's wireless value-added service industry. Such statements reflect the current views of the Company with respect to future events and are not a guarantee of future performance. Such forward-looking statements are, by their nature, subject to significant risks and uncertainties and the Company's actual results may differ materially from those expressed or implied in the statements in this press release. Potential risks and uncertainties include, but are not limited to, continued competitive pressures in China's wireless game and other wireless value-added services markets, unpredictable changes in technology and consumer demand in this market, the state of the Company's relationship with China's mobile operators, changes in the regulatory policies of the Ministry of Information Industry and other relevant government authorities, and changes in the operating environment and political, economic, legal and social conditions in China. For additional discussion of these risks and uncertainties and other factors that may impact the reliability of the forward-looking statements in this press release, please see the documents we file from time to time with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements, which apply only as of the date of this press release.

Investor Contact:
JP Gan
Chief Financial Officer
Tel.: +86 10 8857 6000
E-mail: ir@kongzhong.com

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Tip Fleming
ChristensenIR
Tel: +1 917 412 3333
E-mail: tfleming@ChristensenIR.com

Media Contact:
Xiaohu Wang
Manager
Tel: +86 10 8857 6000
E-mail: xiaohu@kongzhong.com

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